UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2013

Michael Baker Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6627	25-0927646
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive

Moon Township, Pennsylvania 15108

(Address of Principal Executive Offices, including Zip Code)

(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Michael Baker Corporation (“Baker”) (NYSE MKT:BKR) announced today that it has entered into a definitive merger agreement (the “Agreement”) to be acquired by Integrated Mission Solutions, LLC (“IMS”), an affiliate of DC Capital Partners, LLC (“DC Capital”). Under the terms of the Agreement, which has been unanimously approved by Baker’s Board of Directors, Baker shareholders will receive $40.50 in cash for each share of common stock that they own, in a transaction valued at $396.9 million. The per share price represents a 37% premium to Baker’s closing share price of $29.60 on July 26, 2013, a 55% premium to the average 90-day share price, and a 93% premium to the share price on December 18, 2012, the day before DC Capital publicly proposed to acquire Baker. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company plans to file the Agreement as an exhibit to a subsequent Form 8-K no later than tomorrow, July 30, 2013. Among other things, the Agreement provides that Baker is permitted to pay quarterly dividends in accordance with Baker’s publicly announced dividend policy as in effect on the date of the Agreement.

Important Information About the Tender Offer

This filing is not an offer to purchase or a solicitation of an offer to sell securities of Baker. The planned tender offer by IMS for all of the outstanding shares of common stock of Baker has not been commenced. On commencement of the tender offer, IMS will mail to Baker’s shareholders an offer to purchase and related materials and Baker will mail to its shareholders a recommendation statement with respect to the tender offer. IMS will file its offer to purchase with the Securities and Exchange Commission (“SEC”) on Schedule TO, and Baker will file its recommendation statement with the SEC on Schedule 14D-9. Baker shareholders are urged to read these materials carefully when they become available, since they will contain important information, including the terms and conditions of the offer. Baker shareholders may obtain a free copy of these materials (when they become available) and other documents filed by IMS or Baker with the SEC at the website maintained by the SEC at www.sec.gov. These materials also may be obtained (when they become available) for free by contacting the information agent in the tender offer (when one is selected).

Note with respect to Forward-Looking Statements:

This filing contains forward-looking statements with respect to the tender offer and related transactions, including the benefits expected from the acquisition and the expected timing of the completion of the transaction. When used in this press release, the words “can,” “will,” “intends,” “expects,” “is expected,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risk factors, including uncertainties regarding the timing of the closing of the transaction and the risk that the transaction will not close. Factors that could cause actual results to differ materially include the following: the risk that a majority of Baker shares do not tender their stock in the tender offer, the risk that the company experiences a material adverse change giving IMS the right not to close the transaction, the risk that IMS is unable to close on its financing and the risk that Baker’s businesses will suffer due to uncertainty related to the transaction, the competitive environment in our industry and competitive responses to the transaction. Baker does not assume any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Further information on factors that could affect Baker’s financial results is provided in documents filed by Baker with the SEC, including Baker’s recent filings on Form 10-Q and Form 10-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated July 29, 2013 regarding the matter referenced in Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION

By:	/s/ H. James McKnight
H. James McKnight
Office of the Chief Executive,
Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: July 29, 2013

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press release dated July 29, 2013 regarding the matter referenced in Item 8.01.	Filed herewith.